EXHIBIT 23.1
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       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the incorporation by reference in the following
Registration Statements Under the Securities Act of 1933 as filed by Epicus Communications Group, Inc. (formerly Phoenix International
Industries, Inc.):

   Form S-8 dated March 20, 2000           SEC File No.: 333-32814
   Form S-8 dated Feb 1, 2001              SEC File No.: 333-54752
   Form S-8 dated April 24, 2001           SEC File No.: 333-59422
   Form S-8 dated September 28, 2001       SEC File No.: 333-70454
   Form S-8 dated May 6, 2002              SEC File No.: 333-87624
   Form S-8 dated June 27, 2003            SEC File No.: 333-106577

of our independent auditor's report dated August 21, 2003 on the consolidated financial statements of Epicus Communications Group, Inc. (formerly Phoenix International Industries, Inc.) and Subsidiaries as of May 31, 2003 and 2002 and for each of the two years ended May 31, 2003 and 2002, respectively, which report appears in the 2003 Annual Report on Form 10-KSB of Epicus Communications Group, Inc.


                                         /s/S.W. Hatfield, CPA
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                                         S. W. HATFIELD, CPA
Dallas, Texas
September 10, 2003